As filed with the Securities and Exchange Commission on May 21, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HANMI FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4788120 (I.R.S. Employer Identification Number)

3660 Wilshire Boulevard
Suite PH-A
Los Angeles, California 90010
(213) 382-2200
(Address, including ZIP Code and Telephone Number,
Including Area Code, of Principal Executive Offices)

PACIFIC UNION BANK 2000 STOCK OPTION PLAN (1)
(Full Title of Plan)

Jae Whan Yoo
President and Chief Executive Officer
3660 Wilshire Boulevard
Suite PH-A
Los Angeles, California 90010
(213) 382-2200

Copy to:

Lee Meyerson, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum	Amount of
	Amount	Offering	Aggregate Offering	Registration
Title of Securities to be Registered	to be Registered (1)(2)	Price Per Share (3)	Price (3)	Statement Fee
Common Stock, $0.001 per share	68,707	$10.2152	$701,856	$89

(1)	Pursuant to that certain Agreement and Plan of Merger dated as of December 22, 2003 (the “Merger Agreement”), by and among the Registrant, Hanmi Bank (“Hanmi Bank”), a California banking corporation and a direct wholly-owned subsidiary of the Registrant, and Pacific Union Bank (“PUB”), a California banking corporation, PUB was merged with and into Hanmi Bank with Hanmi Bank being the surviving corporation effective April 30, 2004. In accordance with the Merger Agreement, all outstanding options under PUB’s 2000 Stock Option Plan (the “Plan”) have been assumed by the Registrant and have been converted into options to acquire, in the aggregate, 68,707 shares of the Registrant’s common stock, which shares are being registered hereby.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement is deemed to include additional shares of the Registrant’s common stock that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the weighted average exercise price per share ($10.2152) for 68,707 shares subject to outstanding options previously granted under the Plan.

     This registration statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents previously filed with the Commission by the Registrant are incorporated herein by reference:

(a)	Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Registrant’s latest fiscal year ended December 31, 2003 as filed with the Commission on March 15, 2004, as amended by Form 10-K/A filed with the Commission on March 22, 2004;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 as filed with the Commission on May 10, 2004;

(c)	Current Reports on Form 8-K filed on January 9, 2004, January 27, 2004, January 30, 2004, March 10, 2004, April 22, 2004, April 28, 2004 and May 3, 2004; and

(d)	The description of the Registrant’s Common Stock contained in its registration statement filed under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of the Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     In accordance with the General Corporation Law of the State of Delaware, Articles X and XI of the Registrant’s Certificate of Incorporation and Article VI of the Registrant’s Bylaws provide as follows:

     ARTICLE X OF CERTIFICATE OF INCORPORATION

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, the Corporation shall indemnify and advance indemnification expenses on behalf of all directors and officers of the Corporation. The Corporation shall indemnify such other persons as may be required by statute or by the bylaws of the Corporation.

     ARTICLE XI OF CERTIFICATE OF INCORPORATION

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of his\her fiduciary duty as a director. No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     ARTICLE VI OF BYLAWS – INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

     Section 6.1 Indemnification — Third Party Proceedings. The Corporation shall indemnify any person (the “Indemnitee”) who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or any subsidiary of the Corporation, and the Corporation may indemnify a person who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an employee or other agent of the Corporation (the “Indemnitee Agent”) by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 6.19, attorneys’ fees and any expenses of establishing a right to indemnification pursuant to this Article VI or under Delaware law), judgments, fines, settlements (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with such proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, if Indemnitee or Indemnitee Agent had no reasonable cause to believe Indemnitee’s or Indemnitee Agent’s conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee or Indemnitee Agent did not act in good faith and in a manner which Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal proceedings, would not create a presumption that Indemnitee or Indemnitee Agent had reasonable cause to believe that Indemnitee’s or Indemnitee Agent’s conduct was unlawful.

     Section 6.2 Indemnification — Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee and may indemnify Indemnitee Agent if Indemnitee, or Indemnitee Agent, as the case may be, was or is a party or is threatened to be made a party to any proceeding in the right of the Corporation or any subsidiary of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee or Indemnitee Agent is or was a director, officer, employee or other agent of the Corporation, or any subsidiary of the Corporation, by reason of any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director or agent or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 6.19, attorneys’ fees and any expenses of establishing a right to indemnification pursuant to this Article VI or under Delaware law) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with the defense or settlement of the proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent believed to be in or not opposed to the best interests of the Corporation and its stockholders, except that no indemnification shall be made with respect to any claim, issue or matter to which Indemnitee or Indemnitee Agent shall have been adjudged to have been liable to the Corporation in the performance of Indemnitee’s or Indemnitee Agent’s duty to the Corporation and its stockholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee or Indemnitee Agent is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

     Section 6.3 Successful Defense on Merits. To the extent that Indemnitee or Indemnitee Agent without limitation has been successful on the merits in defense of any proceeding referred to in Sections 6.1 or 6.2 above, or in defense of any claim, issue or matter therein, the Corporation shall indemnify Indemnitee and may indemnify Indemnitee Agent against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection therewith. An Indemnitee shall be deemed to have been successful on the merits, if the Plaintiff in the action does not prevail in obtaining the relief sought in the suit or action or demanded in the claim.

     Section 6.4 Certain Terms Defined. For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans, references to “fines” shall include any excise taxes assessed on Indemnitee or Indemnitee Agent with respect to an employee benefit plan, and references to “proceeding” shall include any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. References to “Corporation” include all constituent Corporations absorbed in a consolidation or merger as well as the resulting or surviving Corporation, so that any person who is or was a director, officer, employee, or other agent of such a constituent Corporation or who, being or having been such a director, officer, employee or other agent of another Corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving Corporation as such person would if he or she had served the resulting or surviving Corporation in the same capacity.

     Section 6.5 Advancement of Expenses. The Corporation shall advance all expenses incurred by Indemnitee and may advance all or any expenses incurred by Indemnitee Agent in connection with the investigation, defense, settlement (excluding amounts actually paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in Sections 6.1 or 6.2 hereof. Indemnitee or Indemnitee Agent hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee or Indemnitee Agent is not entitled to be indemnified by the Corporation as authorized hereby. The advances to be made hereunder shall be paid by the Corporation (i) to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Corporation; and (ii) to Indemnitee Agent within twenty (20) days following the later of a written request therefor by Indemnitee Agent to the Corporation and determination by the Corporation to advance expenses to Indemnitee Agent pursuant to the Corporation’s discretionary authority hereunder.

     Section 6.6 Notice of Claim. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Article VI, and Indemnitee Agent shall, as a condition precedent to his or her ability to be indemnified under this Article VI, give the Corporation notice in writing as soon as practicable of any claim made against Indemnitee or Indemnitee Agent, as the case may be, for which indemnification will or could be sought under this Article VI; provided, however, that the failure to give such notice shall not affect the Indemnitee’s rights hereunder except and only to the extent such failure prejudiced the Corporation’s ability to successfully defend the matter subject to such notice. Notice to the Corporation shall be directed to the president and secretary of the Corporation at the principal business office of the Corporation with copies to Buchalter, Nemer, Fields & Younger, 601 South Figueroa Street, Suite 2400, Los Angeles, California 90017, Attention: Mark A. Bonenfant, Esq. (or such other address as the Corporation shall designate in writing to Indemnitee). In addition, Indemnitee or Indemnitee Agent shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee’s or Indemnitee Agent’s power.

     Section 6.7 Enforcement Rights. Any indemnification provided for in Sections 6.1 or 6.2 or 6.3 shall be made no later than sixty (60) days after receipt of the written request of Indemnitee. If a claim or request under this Article VI, under any statute, or under any provision of the Corporation’s Certificate of Incorporation providing for indemnification is not paid by the Corporation, or on its behalf, within sixty (60) days after written request for payment thereof has been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or request, and subject to Section 6.19, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 6.5 unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that if the Corporation contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be a decision for the court, and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the Corporation (including its Board or any subgroup thereof, independent legal counsel or its stockholders). The Board of Directors may, in its discretion, provide by resolution for similar or identical enforcement rights for any Indemnitee Agent.

     Section 6.8 Assumption of Defense. In the event the Corporation shall be obligated to pay the expenses of any proceeding against the Indemnitee or Indemnitee Agent, as the case may be, the Corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by Indemnitee or Indemnitee Agent, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee or Indemnitee Agent of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee or Indemnitee Agent and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee or Indemnitee Agent under this Article VI for any fees of counsel subsequently incurred by Indemnitee or Indemnitee Agent with respect to the same proceeding, unless (i) the employment of counsel by Indemnitee or Indemnitee Agent is authorized by the Corporation, (ii) Indemnitee or Indemnitee Agent shall have reasonably concluded, based upon written advice of counsel, that there may be a conflict of interest of such counsel retained by the Corporation between the Corporation and Indemnitee or Indemnitee Agent in the conduct of such defense, or (iii) the Corporation ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee’s or Indemnitee Agent’s counsel shall be at the expense of the Corporation. At all times, Indemnitee or Indemnitee Agent shall have the right to employ other counsel in any such proceeding at Indemnitee’s or Indemnitee Agent’s expense, and to participate in the defense of the proceeding or claim through such counsel.

     Section 6.9 Approval of Expenses. No expenses for which indemnity shall be sought under this Article VI, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the Corporation, which consent shall not be unreasonably withheld.

     Section 6.10 Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee or Indemnitee Agent, who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

     Section 6.11 Exceptions. Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this Article VI:

     (a) Excluded Acts. To indemnify Indemnitee (i) as to circumstances in which indemnity is expressly prohibited pursuant to Delaware law, (ii) for any acts or omissions or transactions from which a director may not be relieved of liability pursuant to Delaware law; or (iii) any act or acts of bad faith or willful misconduct; or

     (b) Claims Initiated By Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Article VI or any other statute or law or as otherwise required under the Corporations Code of Delaware, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

     (c) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Article VI, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or

     (d) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporation; or

     (e) Breaches of Agreements. To indemnify Indemnitee for expenses or liabilities (including indemnification obligations of Indemnitee) of any type whatsoever arising from his breach of an employment agreement with the Corporation (if any) or any other agreement with the Corporation or any of its subsidiaries; or

     (f) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act, as amended, or any similar successor statute.

     Section 6.12 Partial Indemnification. If Indemnitee is entitled under any provision of this Article VI to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

     Section 6.13 Coverage. All rights to indemnification under this Article VI shall be deemed to be provided by a contract between the Corporation and the Indemnitee in which the Corporation hereby agrees except as expressly provided in these bylaws to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the Corporation’s Certificate of Incorporation, these bylaws or by statute. Any repeal or modification of these bylaws, the Corporations Code of Delaware or any other applicable law shall not affect any rights or obligations then existing under this Article VI. The provisions of this Article VI shall continue as to Indemnitee and Indemnitee Agent for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee or Indemnitee Agent may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This Article VI shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee Agent and Indemnitee’s and Indemnitee Agent’s estate, heirs, legal representatives and assigns.

     Section 6.14 Non-exclusivity. Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee or Indemnitee Agent may be entitled under the Corporation’s Certificate of Incorporation, any agreement, any vote of stockholders or disinterested directors, or, except as expressly provided herein, under the laws of the State of Delaware.

     Section 6.15 Severability. Nothing in this Article VI is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee or Indemnitee Agent to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated.

     Section 6.16 Mutual Acknowledgment. Both the Corporation and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Article VI or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.

     Section 6.17 Officer and Director Liability Insurance. The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Corporation with coverage for losses from wrongful acts, or to ensure the Corporation’s performance of its indemnification obligations under this Article VI. Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance if the Corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Corporation.

     Section 6.18 Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 6.6 hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

     Section 6.19 Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Article VI to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action instituted by or in the name of the Corporation under this Article VI, or to enforce or interpret any of the terms of this Article VI, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee’s defenses to such action were not made in good faith or were frivolous. The Board of Directors may, in its discretion, provide by resolution for payment of such attorneys’ fees to any Indemnitee Agent.

     Section 6.20 Notice. All notices, requests, demands and other communications under this Article VI shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit
Number	Exhibit
5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the shares being registered

10.1*	Pacific Union Bank 2000 Stock Option Plan

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

Exhibit
Number	Exhibit
24.1	Power of Attorney (included on the signature pages of this Registration Statement)

*	Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-4 (File No. 333-112606), as amended, filed with the Commission on February 9, 2004.

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned Registrant pursuant to Section 13 or 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on this 19th day of May, 2004.

HANMI FINANCIAL CORPORATION

By:	/s/ JAE WHAN YOO

Jae Whan Yoo President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

     The officers and directors of Hanmi Financial Corporation whose signatures appear below, hereby constitute and appoint Jae Whan Yoo and Michael J. Winiarski and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, his or her substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JAE WHAN YOO Jae Whan Yoo	President and Chief Executive Officer	May 19, 2004

/s/ MICHAEL J. WINIARSKI Michael J. Winiarski	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	May 19, 2004

/s/ UNG KYUN AHN Ung Kyun Ahn	Director	May 19, 2004

/s/ RICHARD B.C. LEE Richard B.C. Lee	Director	May 19, 2004

/s/ JOSEPH K. RHO Joseph K. Rho	Director	May 19, 2004

/s/ I JOON AHN I Joon Ahn	Director	May 19, 2004

/s/ JOON H. LEE Joon H. Lee	Director	May 19, 2004

/s/ STUART S. AHN Stuart S. Ahn	Director	May 19, 2004

/s/ CHANG KYU PARK	Director	May 19, 2004
Chang Kyu Park

Signature	Title	Date

/s/ M. CHRISTIAN MITCHELL M. Christian Mitchell	Director	May 19, 2004

/s/ WON R. YOON Won R. Yoon	Director	May 19, 2004

William J. Ruh	Director	May 19, 2004

Kraig A. Kupiec	Director	May 19, 2004

EXHIBIT INDEX

Exhibit
Number	Exhibit
5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the shares being registered

10.1	Pacific Union Bank 2000 Stock Option Plan*
23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (included on the signature pages of this Registration Statement)

*	Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-4 (File No. 333-112606), as amended, filed with the Commission on February 9, 2004.